Exhibit 10.27

AMENDMENT

TO THE

UNISYS CORPORATION SAVINGS PLAN

In accordance with the terms of Section 13.01 of the Unisys Corporation Savings Plan (the “Plan”), the Plan is hereby amended, effective as of the date hereof, as follows:

1. Section 2.01 of the Plan is hereby amended to add the phrase “Plan Expense Contribution Account,” immediately after the phrase “Qualified Nonelective Non-ESOP Contribution Account,”.

2. A new Section 2.44A shall be added to the Plan to read as follows:

“2.44A “Plan Expense Contribution” means a contribution made by an Employer in accordance with Section 4.11.”

3. A new Section 2.44B shall be added to the Plan to read as follows:

“2.44B “Plan Expense Contribution Account” means a Participant’s account to which are credited Plan Expense Contributions and earnings and losses thereon and against which shall be charged Plan expenses as determined by the Plan Manager.”

4. A new Section 4.11 shall be added to the Plan at the end of Article IV to read as follows:

“4.11 Plan Expense Contributions. The Employer, in its sole discretion, may contribute to the Plan, at any time and from time to time, such cash amounts as it shall determine in its sole discretion, which contributions shall be used to pay expenses of the Plan as determined by the Plan Manager. Such contributions shall be allocated as of the end of the Plan Year with respect to which such contribution is made, on a per capita basis, among all Participants who are employed on the last day of such Plan Year. Anything contained in this Article IV, Article VI, Article VII, Article X, or elsewhere in the Plan to the contrary notwithstanding, (i) Plan Expense Contributions may be made by the Employer for a Plan Year at any time, but not later than the date on which amounts so contributed may be deducted for federal income tax purposes by the contributing Employer for the taxable year on or within which such Plan Year ends; (ii) a Participant may not direct the investment of amounts credited to his Plan Expense Contribution Account, instead, such amounts shall be invested in the Investment Fund chosen by the Investment Committee for unallocated funds under the Plan pending the use of such amounts to pay Plan expenses; (iii) a Participant shall be fully vested in amounts credited to the Participant’s Plan Expense Contribution Account; and (iv) no withdrawals or loans may be made by a Participant with respect to amounts credited to the Participant’s Plan Expense Contribution Account.”

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment to the Plan set forth herein, the Company has caused this instrument to be executed on the day set forth below.

Unisys Corporation

By:	/s/ Patricia A. Bradford	Dated: January 26, 2011
Patricia A. Bradford, Senior Vice President
Worldwide Human Resources

By:	/s/ Janet B. Haugen	Dated: January 26, 2011
Janet B. Haugen, Senior Vice President and Chief Financial Officer

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